Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, KS 66211

Phone 913 696 6100 Fax 913 696 6116

NEWS RELEASE

October 21, 2004

Yellow Roadway Corporation Reports Strong Third Quarter 2004 Results

•	Yellow Transportation achieves record revenue and operating income

•	Roadway Express delivers highest third quarter operating income ever

•	New Penn posts a 26% increase in revenue and an 85.4% operating ratio

•	Meridian IQ reports 70% revenue increase from organic growth and acquisitions

OVERLAND PARK, KAN. — Yellow Roadway Corporation (NASDAQ: YELL) today announced third quarter 2004 adjusted earnings per share (“EPS”) of $1.38, an 84% increase from adjusted EPS of $.75 in the third quarter of 2003. Adjusted EPS in the third quarter of 2004 excludes $11.1 million of after-tax costs, or $0.23 per share, related to the non-cash charge for the unamortized debt costs from eliminating the secured credit facility ($11.6 million), slightly offset by property gains ($0.5 million). In the third quarter of 2003, adjustments to EPS primarily related to acquisition charges for the Roadway transaction. Reported EPS in the third quarter of 2004 was $1.15 per share or about double the reported third quarter 2003 EPS of $.58.

“All of our operating companies delivered another impressive quarter and we are well positioned to complete a very successful first year as Yellow Roadway,” said Bill Zollars, Chairman, President and CEO of Yellow Roadway. “We are pleased with the progress of our synergy efforts and remain on track to achieve run-rate synergies of about $100 million as we exit 2004.”

Yellow Roadway reported the following consolidated results for the third quarter of 2004:

•	Operating revenue of $1.77 billion compared to third quarter 2003 operating revenue of $771 million.

•	Adjusted operating income of $119.7 million, more than three times third quarter 2003 adjusted operating income of $39.1 million. Adjustments of $0.9 million in the third quarter of 2004 related entirely to property gains. Adjustments of $1.3 million in 2003 related to acquisition charges and losses on property disposals. Reported operating income was $120.6 million compared to reported operating income of $37.8 million in the third quarter of 2003.

For the nine months ended September 30, 2004, Yellow Roadway reported the following consolidated results:

•	Adjusted EPS of $2.73, an increase of 75% from adjusted EPS of $1.56 for the same period last year. Reported EPS of $2.50, up 80% from reported EPS of $1.39 for the same period in 2003.

•	Operating revenue of $4.99 billion compared to operating revenue of $2.17 billion in the same period last year.

•	Adjusted operating income of $249.6 million, up from adjusted operating income of $83.2 million for the same period in 2003. Reported operating income of $250.2 million compared to reported operating income of $81.9 million in the same period last year.

Results for the three and nine months ended September 30, 2003 provided above represent the former Yellow Corporation entities only. Roadway Express and New Penn Motor Express were not included in the results of Yellow Roadway until the acquisition date of December 11, 2003.

1

Selected Segment Highlights for Third Quarter 2004 Compared to Third Quarter 2003

“Our business units posted significant increases in both revenue and operating income in the third quarter,” Zollars stated. “The ability to handle increased business volumes, effectively manage yield, grow premium services and capture additional synergies is a reflection of the collective commitment to delivering solid results.”

•	Yellow Transportation

•	Record quarterly revenue and operating income for the second consecutive quarter

•	Adjusted operating ratio of 92.5%, the best since 1988

•	LTL tonnage per workday up 4.8%

•	LTL revenue per hundred weight, excluding fuel surcharge, up 2.8%, and with further adjustments for business mix, up 4.5%

•	Roadway Express

•	The best third quarter operating income ever

•	Adjusted operating ratio of 93.5%, the best since 1988

•	LTL tonnage per workday up 1.4%

•	LTL revenue per hundred weight, excluding fuel surcharge, up 1.9%, and with further adjustments for business mix, up 4.4%

•	New Penn Motor Express

•	Revenue growth of 26%

•	Operating ratio of 85.4%

•	LTL tonnage per workday up 21.3%

•	Meridian IQ

•	Revenue increase of 70%, resulting from organic growth and acquisitions

•	Adjusted operating income of $1.1 million, up 90%

For complete statistical information, refer to the company’s website at www.yellowroadway.com under Investor Relations and then select Earnings Releases & Annual Reports. The preceding disclosures for Roadway Express and New Penn Motor Express are based on comparisons to 2003 ‘adjusted’ revenue, operating income and operating ratios. Management has adjusted the prior year results for conforming accounting policies, acquisition charges and the conversion to a calendar quarter to more accurately compare operating results to the current period. For further detail of 2004 adjustments by segment, refer to the attached “Supplemental Financial Information.”

Outlook

“Our full year 2004 EPS guidance is increasing to $3.90 to $3.95 per share, which means we expect to earn $1.17 - $1.22 in the fourth quarter,” Zollars stated. “Our increased guidance is being driven by excellent execution, synergy efforts and favorable economic conditions.” In addition, the company expects to pay down about $200 million of debt in 2004, an increase over its previous guidance of $150 million. The EPS guidance includes the expected legal and banking fees to complete exchange offers for the company’s contingent convertibles. However, it does not include the potential dilution from conversion of the contingent convertibles. Please refer to the company’s October 19 news release for further details.

2

Review of Financial Results

A teleconference review of Yellow Roadway Corporation (NASDAQ: YELL) third quarter 2004 financial results has been scheduled for October 22, 2004, beginning at 9:30 a.m. ET, 8:30 a.m. CT.

Hosting the teleconference will be: Bill Zollars-Chairman, President and CEO, Yellow Roadway Corporation; Don Barger-Sr. Vice President and CFO, Yellow Roadway Corporation; Jim Staley-President, Roadway Group; James Welch-President, Yellow Transportation; and Jim Ritchie-President, Meridian IQ.

To participate, please dial 1.888.609.3912. Callers should dial in 5 to 10 minutes prior to the start of the call.

The conference call will be webcast live via StreetEvents at www.streetevents.com and via the Yellow Roadway Corporation Internet site www.yellowroadway.com.

An audio playback will be available beginning two hours after the call ends until midnight on October 29, 2004 by calling 1.800.642.1687 and then entering the access code, 211186. An audio playback also will be available for 30 days after the call via the StreetEvents and Yellow Roadway Corporation web sites.

*    *    *    *    *

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “intend,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, ability to capture cost synergies, a downturn in general or regional economic activity, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

Yellow Roadway Corporation is one of the largest transportation service providers in the world. Through its subsidiaries including Yellow Transportation, Roadway Express, New Penn Motor Express, Reimer Express, Meridian IQ and Yellow Roadway Technologies, Yellow Roadway provides a wide range of asset and non-asset-based transportation services integrated by technology. The portfolio of brands provided through Yellow Roadway Corporation subsidiaries represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs over 50,000 people.

Investor Contact:	Stephen Bruffett	Media Contact:	Suzanne Dawson
	Yellow Roadway Corporation		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	steve.bruffett@yellowroadway.com		sdawson@lakpr.com

3

STATEMENTS OF CONSOLIDATED OPERATIONS

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Nine Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Nine Months
	2004	2003[a]	2004	2003[a]
OPERATING REVENUE	$1,767,082	$770,705	$4,993,348	$2,165,251

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	1,083,027	489,277	3,107,697	1,386,061
Operating expenses and supplies	251,261	106,490	738,746	320,341
Operating taxes and licenses	41,683	20,251	125,435	59,510
Claims and insurance	32,150	16,518	98,445	39,972
Depreciation and amortization	43,158	21,120	126,746	62,206
Purchased transportation	196,070	77,992	546,718	213,971
(Gains) losses on property disposals, net	(859)	381	(590)	422
Acquisition charges	—	864	—	864

Total operating expenses	1,646,490	732,893	4,743,197	2,083,347

OPERATING INCOME	120,592	37,812	250,151	81,904

NONOPERATING EXPENSES:
Interest expense	11,041	6,525	34,448	11,796
Write off debt issuance costs	18,279	—	18,279	—
Other	364	2,414	706	1,978

Nonoperating expenses, net	29,684	8,939	53,433	13,774

INCOME BEFORE INCOME TAXES	90,908	28,873	196,718	68,130
INCOME TAX PROVISION	34,999	11,504	75,736	26,775

NET INCOME	$55,909	$17,369	$120,982	$41,355

AVERAGE SHARES OUTSTANDING-BASIC	48,204	29,565	47,993	29,578
AVERAGE SHARES OUTSTANDING-DILUTED	48,778	29,843	48,492	29,832
BASIC EARNINGS PER SHARE	$1.16	$0.59	$2.52	$1.40
DILUTED EARNINGS PER SHARE	$1.15	$0.58	$2.50	$1.39

[a]	Represents the reported results of the former Yellow Corporation entities only

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Nine Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months
	2004	2003[a]	%
Operating revenue:
Yellow Transportation	$828,993	$738,311	12.3
Roadway Express	812,359		[b]
New Penn	70,680		[b]
Meridian IQ	57,028	33,476	70.4
Corporate	(1,978)	(1,082)	(82.8)

Consolidated	1,767,082	770,705
Reported operating income (loss):
Yellow Transportation	63,678	42,835	48.7
Roadway Express	52,097
New Penn	10,284
Meridian IQ	1,092	156	n/m
Corporate	(6,559)	(5,179)	(26.6)

Consolidated	120,592	37,812
Adjustments to operating income by segment[c]:
Yellow Transportation	(1,236)	342
Roadway Express	340
New Penn	39
Meridian IQ	(2)	419
Corporate	—	484

Consolidated	(859)	1,245
Adjusted operating income (loss):
Yellow Transportation	62,442	43,177	44.6
Roadway Express	52,437
New Penn	10,323
Meridian IQ	1,090	575	89.6
Corporate	(6,559)	(4,695)	39.7

Consolidated	$119,733	$39,057
Reported operating ratio:
Yellow Transportation	92.3%	94.2%
Roadway Express	93.6%
New Penn	85.4%
Consolidated	93.2%	95.1%
Adjusted operating ratio:
Yellow Transportation	92.5%	94.2%
Roadway Express	93.5%
New Penn	85.4%
Consolidated	93.2%	94.9%
Reconciliation of reported net income to adjusted net income:
Reported net income	$55,909	$17,369
(Gains) losses on property disposals	(524)	240
Acquisition charges - operating	—	554
Acquisition charges - nonoperating	—	4,201
Write off debt issuance costs - nonoperating	11,662	—

Adjusted net income	67,047	22,364
Reconciliation of reported diluted earnings per share (EPS) to adjusted diluted EPS:
Reported diluted EPS	1.15	0.58
(Gains) losses on property disposals	(0.01)	0.01
Acquisition charges - operating	—	0.02
Acquisition charges - nonoperating	—	0.14
Write off debt issuance costs - nonoperating	0.24	—

Adjusted diluted EPS	1.38	0.75

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Nine Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

	Nine Months
	2004	2003[a]		%
Operating revenue:
Yellow Transportation	$2,356,099	$2,089,885		12.7
Roadway Express	2,297,700			[b]
New Penn	191,102			[b]
Meridian IQ	153,338	78,744		94.7
Corporate	(4,891)	(3,378)		44.8

Consolidated	4,993,348	2,165,251
Reported operating income (loss):
Yellow Transportation	135,818	98,696		37.6
Roadway Express	103,494
New Penn	25,229
Meridian IQ	2,254	(673)		n/m
Corporate	(16,644)	(16,119	) [d]	(3.3)

Consolidated	250,151	81,904
Adjustments to operating income by segment[c]:
Yellow Transportation	(784)	379
Roadway Express	202
New Penn	(8)
Meridian IQ	—	425
Corporate	—	482

Consolidated	(590)	1,286
Adjusted operating income (loss):
Yellow Transportation	135,034	99,075		36.3
Roadway Express	103,696
New Penn	25,221
Meridian IQ	2,254	(248)		n/m
Corporate	(16,644)	(15,637)		6.4

Consolidated	$249,561	$83,190
Reported operating ratio:
Yellow Transportation	94.2%	95.3%
Roadway Express	95.5%
New Penn	86.8%
Consolidated	95.0%	96.2%
Adjusted operating ratio:
Yellow Transportation	94.3%	95.3%
Roadway Express	95.5%
New Penn	86.8%
Consolidated	95.0%	96.2%
Reconciliation of reported net income to adjusted net income:
Reported net income	$120,982	$41,355
(Gains) losses on property disposals	(368)	265
Acquisition charges - operating	—	554
Acquisition charges - nonoperating	—	4,201
Write off debt issuance costs - nonoperating	11,662	—

Adjusted net income	132,276	46,375
Reconciliation of reported diluted EPS to adjusted diluted EPS:
Reported diluted EPS	2.50	1.39
(Gains) losses on property disposals	(0.01)	0.01
Acquisition charges - operating	—	0.02
Acquisition charges - nonoperating	—	0.14
Write off debt issuance costs - nonoperating	0.24	—

Adjusted diluted EPS	2.73	1.56

[a]	Represents the reported results of the former Yellow Corporation entities only.

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Nine Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

[b]	Prior to the date of the Roadway acquisition (December 11, 2003), Roadway Express and New Penn were not included in our reported results.

[c]	Management excludes these items when evaluating operating income and segment performance to more accurately compare the results of our core operations among periods. Adjustments presented in the periods herein consist of property gains and losses and acquisition charges.

[d]	Includes approximately $4 million for an industry conference that we host every other year.

Selected Financial Data

Yellow Roadway Corporation and Subsidiaries

(Amounts in thousands unless otherwise noted)

(Unaudited)

	Nine Months Ended September 30
	2004	2003[a]
Net cash from operating activities	$274,663	$87,470
Net cash used in investing activities	(152,761)	(75,704)
Net cash provided by (used in) financing activities	(171,066)	186,034
Net capital expenditures	(142,298)	(75,704)
Proceeds from exercise of stock options	9,321	1,768
Free cash flow[b]	141,686	13,534

	September 30, 2004	December 31, 2003
Cash and cash equivalents	$26,002	$75,166
Accounts receivable, net	832,151	699,142
Net property and equipment	1,435,883	1,403,268
Total assets	3,586,641	3,463,229
Long-term debt, less current portion	659,151	836,082
Asset backed securitization borrowings	69,000	71,500
Total debt	728,151	909,339
Total shareholders’ equity	1,145,692	1,002,085
Debt to capitalization[c]	38.9%	47.6%
Debt to capitalization, less available cash	38.0%	45.4%

[a]	Represents the reported results of the former Yellow Corporation entities only.

[b]	Management uses free cash flow as an indication of the cash available to fund additional capital expenditures, to reduce outstanding debt (including current maturities), or to invest in our growth strategies. Free cash flow is calculated as net cash from operating activities plus stock option proceeds less net capital expenditures. This measurement is used for internal management purposes and should not be construed as a better measurement than net cash from operating activities as defined by generally accepted accounting principles.

[c]	We calculate debt to capitalization as total debt divided by total debt plus total shareholders’ equity.